UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – October 21, 2011

DEGARO INNOVATIONS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	333-169770	N/A
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Lot 107, Roaring River, Steer Town PO

St. Ann, Jamaica
(Address of principal executive offices)

(876) 347-9493

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On October 21, 2011, we accepted a consent to act of Nagria Ricketts as vice president of our company.

Nagria Ricketts

Since January 2005 to present, Nagria Ricketts has been a sales associate and union delegate for the St. Ann Development Company, a subsidiary of the Urban Development Corporation (“UDC”) that manages all the attractions owned by UDC, located in St,. Ann, Jamaica. Her primary responsibilities include financial recording, overseeing sales, guest services, and marketing of six of the park attractions owned by UDC. These include Dunn’s River Falls, Turtle River Park, Ocho Rios Bay Beach, Green Grotto Caves, Roaring River and Laughing Waters. She is also responsible to ensure safe and equitable employment for the staff at one of UDC’s location and is a liaison between management and the employees.

We appointed Ms. Ricketts as an officer of our company due to her marketing experience and her familiarity with the local government.

There have been no transactions between our company and Ms. Ricketts since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DEGARO INNOVATIONS CORP. By: /s/ Sheryl Biscoe
Name: Sheryl Biscoe
Title: President

Date: October 21, 2011